UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 28, 2025

CAREDX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36536	94-3316839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8000 Marina Boulevard, 4th Floor
Brisbane, California 94005
(Address of Principal Executive Offices) (Zip Code)
(415) 287-2300
Registrant’s telephone number, including area code
N/A
(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	CDNA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 27, 2025, CareDx, Inc. (the “Company”) entered into an Amended and Restated Change of Control and Severance Agreement (the “Change of Control and Severance Agreement”) with Abhishek Jain, the Company’s Chief Financial Officer that will remain in effect for so long as Mr. Jain remains employed by the Company. Pursuant to the Change of Control and Severance Agreement, if within three months prior to, or twelve months following, a “change of control” (as defined in the Change of Control and Severance Agreement) (such period, the “Change of Control Period”), the Company or its successor terminates Mr. Jain’s employment without Cause or Mr. Jain resigns for Good Reason, Mr. Jain will be entitled to (a) a lump sum payment equal to twelve months of Mr. Jain’s annual base salary (at the greater of the rate in effect immediately prior to the change of control or the rate in effect immediately prior to the date of such termination), (b) acceleration of vesting with respect to 100% of any unvested equity awards (with any performance criteria being deemed achieved at target levels for the relevant performance period(s)), (c) a lump sum payment equal to 100% of Mr. Jain’s annual bonus (equal to the greater of target bonus in effect for the fiscal year in which the change of control occurs or the target bonus in effect for the fiscal year in which the termination occurs) and (d) reimbursement of COBRA premiums for Mr. Jain and his eligible dependents for twelve months, provided, that such reimbursement will cease on the date that Mr. Jain becomes covered under a similar plan. Pursuant to the Change of Control and Severance Agreement, if the Company or its successor terminates Mr. Jain’s employment without Cause or Mr. Jain resigns for Good Reason outside of the Change of Control Period, Mr. Jain will be entitled to (i) twelve months’ severance based on Mr. Jain’s annual base salary payable in accordance with the Company’s normal payroll, and (ii) reimbursement of COBRA premiums for Mr. Jain and his eligible dependents for twelve months, provided, that such reimbursement will cease on the date that Mr. Jain becomes covered under a similar plan. Payment of the foregoing under the Change of Control and Severance Agreement is conditioned upon execution of a separation agreement and release of claims in favor of the Company. All terms used in this paragraph and not defined in this Current Report on Form 8-K shall have the meanings set forth in the Change of Control and Severance Agreement.
The foregoing description of the Change of Control and Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Change of Control and Severance Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Change of Control and Severance Agreement, dated March 27, 2025, between CareDx, Inc. and Abhishek Jain.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2025	CAREDX, INC.

	By:	/s/ John W. Hanna
John W. Hanna
President and Chief Executive Officer